                                                                     EXHIBIT 4.1



                            INCORPORATED UNDER THE
                        LAWS OF THE STATE OF DELAWARE

                 NUMBER                                                                SHARES
              C                                   [LOGO]

              COMMON STOCK            SOURCE SERVICE CORPORATION(R)                PAR VALUE $.02

   THIS CERTIFICATE IS TRANSFERABLE                                               CUSIP 836162 10 7
IN NEW YORK, NEW YORK AND DALLAS, TEXAS                                 SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that



is the owner of


           FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK,
                         PAR VALUE $.02 PER SHARE, OF

SOURCE SERVICES CORPORATION transferable on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

   WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.






Dated:                                  CONTERSIGNED AND REGISTERED:
                                        CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                                  TRANSFER AGENT

                                    [SEAL]

/s/ ILLEGIBLE      /s/ ILLEGIBLE        BY
  PRESIDENT          SECRETARY                              AUTHORIZED SIGNATURE